Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), which is effective as of October 1, 2007, is executed on the day last set forth below, by and among Somerset International Group, Inc., a Delaware corporation (hereinafter “Somerset” or the “Buyer”), and Vincent A. Bianco, an individual, and Opie F. Brinson, an individual, being all of the shareholders of Fire Control Electrical Systems, Inc. (hereinafter collectively “Sellers” and each individually, a “Seller”).

RECITALS:

The Sellers are the record and beneficial owners of one hundred percent (100%) of the issued and outstanding capital stock of Fire Control Electrical Systems, Inc., a New Jersey corporation (“FCES”).  The outstanding capital stock of FCES owned by the Sellers shall be referred to herein as the “FCES Shares”.

The Buyer desires to purchase from the Sellers, and the Sellers desire to sell to the Buyer, the FCES Shares on the terms and conditions set forth in this Agreement.

In consideration of the foregoing and the mutual covenants and agreements of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Definitions and Index of Defined Terms

(a)

Capitalized Terms. Capitalized terms used in this Agreement and not otherwise defined shall, unless expressly stated otherwise, have the meanings specified in this Section 1.1.  The single shall include the plural, and the masculine shall include the feminine and neuter, and vice versa.

(b)

Index of Defined Terms.

(i)

“Adjusted EBITDA” means the audited EBITDA (as defined below) adjusted upwards by the cost of any audit required by this Agreement to be conducted by FCES, plus any non-recurring transactional expenses incurred in connection with the sale of the FCES Shares pursuant to this Agreement.

(ii)

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by”, and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

(iii)

“Assets” means all of the assets of FCES, as of the Closing Date, including, without limitation, the following:

(1)

the business of FCES as a going concern (the “Business”), the goodwill pertaining thereto, and all right, title and interest in and to the name “Fire Control Electrical Systems, Inc.”, and all other fictitious names, trade names, trademarks, service marks, logos, and/or other identifying names used by FCES;

(2)

all items of inventory owned by FCES including, without limitation, all raw materials, work-in-progress and finished products of FCES;

(3)

all vehicles, machinery, equipment, furniture, fixtures, computers and other office equipment, and supplies of FCES, including containers, packaging and shipping material, tools and spare parts and other similar tangible personal property owned by FCES;

(4)

all Intellectual Property Rights (as defined below);

(5)

all books and records of FCES (including corporate and tax records) including all in-house mailing lists, other customer and supplier lists, trade correspondence, production and purchase records, promotional literature, data storage tapes and computer disks, computer software, order forms, accounts payable records (including invoices, correspondence and all related documents), accounts receivable ledgers, and all documents relating to uncollected invoices;

(6)

all contracts, agreements (including, without limitation, any confidentiality and non-disclosure agreements between FCES and its employees) and purchase and sale orders for goods and services; all corporate opportunities under discussion and related to the Business, including any documentation related thereto;

(7)

all cash, cash equivalent items, deposit accounts, investments, lease security, utility and other deposits and trade receivables of FCES, and all advance payments, prepaid items, rights to offset and credits of FCES of all kinds;

(8)

all tangible personal property owned by FCES which is not specifically included in, or specifically excluded by, the foregoing subsections (1) through (7);

(9)

all real property owned or leased by FCES, together with all fixtures attached thereto;

(10)

all rights under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the Assets, and all claims, causes of action, rights of recovery and rights of set-off of any kind against any person or entity relating to the Assets or the Business; and

(11)

any and all other assets, properties and rights of FCES, including those reflected as such under Assets on the Financial Statements provided to Buyer, with such additions thereto and deletions therefrom as have occurred or shall occur in the ordinary course of business between the date of the said Financial Statements and the Closing Date.

(iv)

“Closing” has the meaning set forth in Section 3 of this Agreement.

(v)

“Closing Date” has the meaning set forth in Section 3 of this Agreement.

(vi)

“Commitments” shall mean all agreements, indentures, mortgages, plans, policies, arrangements, and other instruments, including all amendments thereto (or, where they are verbal, written summaries of the material terms thereof), fixed or contingent, required to be disclosed on Schedule 5(q).

(vii)

“Convertible Notes” shall mean the promissory notes made by Somerset that shall be convertible, either wholly or partially, at the option of each holder thereof, into shares of Somerset common stock at a conversion price of $0.40 per share.  The Convertible Notes shall be in substantially the same form as Exhibit A attached hereto and made a part hereof.  Each Convertible Note shall be secured by a pledge by Somerset of ten (10%) percent of the common stock of FCES.

(viii)

“Employee Benefit Plans” has the meaning set forth in Section 5(y) of this Agreement.

(ix)

“Environmental Claim” shall mean any written demand, claim, governmental notice or threat of litigation, or the actual institution of any action, suit or proceeding, which asserts that an Environmental Condition constitutes a violation of any statute, ordinance, regulation, or other governmental requirement relating to the emission, discharge, or release of any Hazardous Substance into the environment or the generation, treatment, storage, transportation, or disposal of any Hazardous Substance, prior to the Closing Date, in each case in contravention of any applicable laws or regulations.

(x)

“Environmental Condition” shall mean the presence on any real property, during the period from the date that such real property was first owned, leased or used by FCES to the Closing Date, in surface water, ground water, drinking water supply, land surface, subsurface strata or ambient air, of any Hazardous Substance arising out of or otherwise related to the operations or other activities of FCES, conducted or undertaken prior to the Closing Date, and in each case in contravention of any applicable laws or regulations.

(xi)

“Equipment” has the meaning set forth in Section 5(o) of this Agreement.

(xii)

“EBITDA” shall mean FCES’ combined annualized earnings before interest, income taxes, depreciation, and amortization for the period specified by the paragraph in which such term is used.

(xiii)

“EBITDA Closing Deviation” has the meaning set forth in Section 4(b)(i) of this Agreement.

(xiv)

“Excluded Liabilities” has the meaning set forth in Section 2(c) of this Agreement.

(xv)

“Financial Statements” has the meaning set forth in Section 5(j) of this Agreement.

(xvi)

“GAAP” shall mean generally accepted accounting principles as used in the United States and applied on a consistent basis both as to classification of items and amounts.

(xvii)

“Hazardous Substance” shall mean any substance defined in the manner set forth in Section 101(14) of the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended, as applicable on the Closing Date, and shall include any additional substances designated under Section 102(a) thereof prior to the Closing Date.

(xviii)

“Intellectual Property Rights” means all of FCES’ right, title and interest in and to the United States and foreign rights with respect to any copyrights, licenses, patents, trademarks, trademark rights, trade names, service marks, service right marks, trade secrets, shop rights, know-how, technical information (including, without limitation, all software owned or utilized by FCES in connection with the Business), techniques, discoveries, designs, proprietary rights and non-public information and registrations, reissues and extensions thereof and applications and licenses therefor, owned or used, or proposed to be used, in the Business.

(xix)

“Knowledge of the Sellers” in a representation or warranty of the Sellers means the actual knowledge of the Sellers with respect to which such representation or warranty is made, but does not include, except as specifically provided hereafter, constructive knowledge. Notwithstanding the foregoing, such phrase requires that the Sellers: (A) undertake a reasonable examination of their and FCES’ files and the assets relating to the Business to ascertain whether such files or asset examination reveal facts that are relevant to the representation or warranty in question, and (B) make a reasonable inquiry of the other employees or agents of FCES who they reasonably believe may have knowledge relating to the facts that are relevant to such representation or warranty.

(xx)

“Leases” has the meaning set forth in Section 5(n) of this Agreement.

(xxi)

“Lien” means any security interest, mortgage, pledge, lien, claim, encumbrance or other third party claim.

(xxii)

“NCA Note” the meaning set forth in Section 4(b)(iii) of this Agreement.

(xxiii)

“Net Current Assets” shall mean current assets, minus total liabilities, plus the investment as set forth in Section 4(a)(iv) hereof, as shown on FCES’ balance sheet, provided however, that, for such purposes, no more than thirty (30%) percent of FCES’ current assets shall be comprised of inventory, and the cost of any audit conducted to comply with SEC requirements shall not be included in FCES’ total liabilities.

(xxiv)

“Person” shall mean a corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, government or a department or agency thereof, or any other entity, and, where the context permits, an individual.

(xxv)

“Personal Property Leases” has the meaning set forth in Section 5(n) of this Agreement.

(xxvi)

“Premises” has the meaning set forth in Section 5(n) of this Agreement.

(xxvii)

“Purchase Price” has the meaning set forth in Section 4(a) of this Agreement.

(xxviii)

“SEC” means the United States Securities and Exchange Commission.

2.

Sale of Stock.

(a)

Purchase and Sale of Stock.  In exchange for the consideration specified herein, including, without limitation, the payment of the Purchase Price herein, and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase, acquire and assume from the Sellers, and the Sellers agree to sell, assign, transfer, convey and deliver to the Buyer, all right, title and interest in and to the FCES Shares.

(b)

Delivery of Possession and Instruments of Transfer.  At the Closing, the Sellers shall each deliver to the Buyer possession of all certificates representing the FCES Shares, duly endorsed in blank or accompanied by duly executed stock powers with signatures notarized, and such other instruments of transfer reasonably requested by and satisfactory to the Buyer and its counsel for consummation of the transactions contemplated under this Agreement and as are necessary to vest in the Buyer, all right, title and interest in and to the FCES Shares, free and clear of any lien, encumbrance, security agreement, equity, option, claim, charge or restriction, other than restrictions imposed by federal or state securities laws.

(c)

Satisfaction of Certain Liabilities. Notwithstanding anything to the contrary contained herein, Sellers acknowledge that although Buyer is acquiring all of the outstanding capital stock of FCES, Sellers have agreed that, upon the Closing Date, FCES shall have no liabilities other than the liabilities set forth on the Financial Statements or arising thereafter in the ordinary course of business, except for the Excluded Liabilities (as defined below) (collectively, the “Assumed Liabilities”).

“Excluded Liabilities” shall mean any outstanding loans or indebtedness, other than trade payables incurred in the ordinary course of business, owed by FCES to Sellers or to any third parties.  From and after the Closing Date, Sellers shall be liable and responsible for the Excluded Liabilities, and Buyer shall be liable and responsible for the Assumed Liabilities.

3.

Closing.   The closing (the “Closing”) of the purchase and sale provided for in this Agreement shall take place at the offices of Picinich & McClure, 139 Harristown Road, Suite 101, Glen Rock, New Jersey, or such other place as the parties may agree, on November 14, 2007 (the Closing Date”).

4.

Purchase Price and Payment/Adjustments.

(a)

Purchase Price

The purchase price for the FCES Shares is One Million and 00/100 Dollars ($1,000,000), subject to adjustment pursuant to Section 4(b) below (the “Purchase Price”).  The Purchase Price will be paid as indicated below:

(i)

A total of Three Hundred Fifty Thousand and 00/100 Dollars ($350,000), payable by bank checks or wire transfer of immediately available funds at the Closing to the Sellers; and

(ii)

A total of One Hundred Fifty Thousand and 00/100 Dollars ($150,000), as adjusted pursuant to paragraph (b) of this Section, memorialized by the Convertible Notes made by Somerset in favor of the Sellers.

(iii)

Unregistered shares of Somerset common stock representing One Hundred Fifty Thousand and 00/100 Dollars ($150,000) of consideration, valued at the average “bid” and “ask” prices per share for registered and free-trading Somerset common stock during the five (5) business days preceding the Closing, or $0.30 per share, whichever is greater.

(iv)

Simultaneous with the Closing, Somerset will make an investment of up to Three Hundred Fifty Thousand and 00/100 Dollars ($350,000) in FCES, which shall be used for the payment of certain outstanding bank debt and the removal of certain personal guarantees made by the Sellers, as instructed by the Sellers.

(b)

Purchase Price Adjustments.

(i)

If the Adjusted EBITDA, for the twelve month period ended June 30, 2007, as of the close of business on the Closing Date, is less than One Hundred Twenty Five Thousand and 00/100 Dollars ($125,000) (the “EBITDA Closing Deviation”), there shall be an adjustment to the Purchase Price made by subtracting $6.00 for each $1.00 of  EBITDA Closing Deviation.

(ii)

If FCES’ Net Current Assets, as disclosed on the unaudited October 31, 2007 balance sheet, which shall be for the one month period subsequent to an audited balance sheet covering the period ended September 30, 2007, to be received pursuant to Section 4(c)(i), are more or less than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000) (the “Net Current Asset Deviation”), there shall be an adjustment to the Purchase Price which shall be made by adding or subtracting (as appropriate) one dollar for every dollar of Net Current Asset Deviation.

(iii)

A Purchase Price credit for a positive Net Current Asset Deviation, if any, shall be evidenced by two equal promissory notes (the “NCA Notes”) made by Somerset, one in favor of each of the Sellers.  Each NCA Note shall be payable in full, without interest, on or before the one hundred eightieth (180th) day following the Closing Date.  The form of the NCA Note is attached hereto and made a part hereof as Exhibit B.  Each NCA Note shall be secured by a pledge by Somerset at the Closing, of ten (10%) percent of the common stock of FCES.  A Purchase Price adjustment for a negative Net Current Asset Deviation shall be treated as a corresponding reduction in then outstanding principal balances of the Convertible Notes.

(iv)

Any Purchase Price adjustment for a negative EBITDA Closing Deviation shall be treated as a corresponding reduction in the then outstanding principal balance of the Convertible Notes.

(c)

Purchase Price Reconciliation.

(i)

Within sixty (60) days after the Closing Date, the Buyer shall provide to the Sellers a written reconciliation showing the Net Current Asset Deviation and EBIDTA Closing Deviation, which shall disclose the manner of calculation of same.

(ii)

Unless the Sellers shall serve the Buyer with an objection as to the calculation of either the Net Current Asset Deviation and/or EBIDTA Closing Deviation within ten (10) business days after receipt of the reconciliation, then the Purchase Price adjustments shall be considered effective and binding on the parties.

(iii)

In the event that Sellers serve Buyer with a written objection per subparagraph (ii) above, the Sellers, Buyer and their respective accountants shall attempt in good faith to resolve such matters within thirty (30) days after receipt of such objection by Buyer, and if unable to do so, within ten (10) business days thereafter, Buyer and the Sellers shall instruct their respective accountants to select a third certified public accountant (the “Independent Accounting Firm”).  All three accountants shall then meet to resolve the remaining dispute concerning the Purchase Price adjustment not more than forty five (45) days after service of the written objection upon the Buyer per subparagraph (ii) above. The agreement of two of the three accountants shall be final and binding on the parties.  The fees and expenses of the Independent Accounting Firm associated with resolving disputes concerning the Purchase Price adjustments shall be borne by the party (the Sellers, on the one hand, or the Buyer, on the other hand) against which the Independent Accounting Firm shall rule, or allocated as deemed appropriate by such Independent Accounting Firm.

5.

Representations and Warranties of the Sellers.   As an inducement for Buyer to enter into this Agreement and perform its obligations hereunder, each Seller hereby represents and warrants, jointly and severally, to the Buyer as set forth below.  Each of such representations and warranties are, to the Sellers’ Knowledge, correct and complete as of the date hereof and shall be correct and complete as of the Closing Date, with the same effect as if said representations and warranties had been made at and as of the Closing Date.  Notwithstanding anything set forth elsewhere in this Agreement, the following representations and warranties are individually and collectively made to the Sellers’ Knowledge:

(a)

Organization, Good Standing, Power, Etc.  FCES is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey.   FCES is authorized or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of the Business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Business.

(b)

Capital Stock.

FCES has authorized capital stock consisting solely of one thousand (1,000)  shares of common stock, no par value, of which forty (40)  are issued and outstanding, and all of which are duly authorized, validly issued, fully paid, non-assessable, and free of preemptive rights.   The Sellers own the FCES Shares free and clear of all liens, charges, encumbrances or claims of any kind whatsoever, except for restrictions imposed by federal or applicable state securities laws.

(c)

Warrants, Options, Etc. There are no outstanding offers, options, warrants, rights, calls, commitments, obligations (verbal or written), conversion rights, plans or other agreements (conditional or unconditional) of any character that provide for, require or permit the sale, purchase or issuance of any shares of capital stock or any other securities of FCES that are reserved for issuance or are outstanding. There are no agreements, restrictions or encumbrances (including, without limitation, rights of first refusal, rights of first offer, proxies or voting agreements) with respect to any shares of capital stock of FCES (whether outstanding or issuable upon conversion or exercise of outstanding securities).

(d)

Subsidiaries, Divisions and Affiliates. FCES has no subsidiaries or divisions, and the Business has been conducted solely by FCES and not through any Affiliate, joint venture, or other entity, Person or under any other name.

(e)

Equity Investments.  FCES does not own or have any rights to any equity interest, directly or indirectly, in any other corporation, partnership, joint venture, firm or entity.

(f)

Authorization.  FCES has full power and authority and has taken all action necessary to own, lease and operate the Assets, to carry on the Business and to carry out the transactions contemplated hereby.  The Sellers and FCES have taken all action required by law, by FCES’ Articles of Incorporation and By-laws, or otherwise to be taken by them to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Sellers and is a legal, valid and binding obligation of the Sellers, enforceable against each Seller in accordance with its terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights; and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of a Court before which any proceeding therefore may be brought.

(g)

Effect of Agreement.  The performance of this Agreement by FCES and the Sellers and the consummation by FCES and the Sellers of the transactions contemplated hereby, will not, with or without the giving of notice and the lapse of time, or both, (i) violate any provision of law, statute, rule, regulation or executive order to which FCES, the Sellers or the Business are subject; (ii) violate any judgment, order, writ or decree of any court applicable to FCES, the Sellers or the Business; or (iii) result in the breach of or conflict with any covenant, condition or provision of, or, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the Assets or the FCES Shares pursuant to any corporate charter, by-law, commitment, contract or other agreement or instrument, including any of the Commitments, to which FCES or the Sellers are a party or by which any of the Assets or the FCES Shares are or may be bound or affected or from which the Business derives benefits.

(h)

Restrictions. Neither FCES nor the Sellers are a party to any contract, commitment or agreement, nor are any of them or the Assets or the FCES Shares subject to, or bound or affected by, any provision of the charter documents of FCES, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would, individually or in the aggregate, materially adversely affect the Business, the FCES Shares, or any of the Assets.

(i)

Governmental and Other Consents.  (i) No notice to, consent, authorization or approval of, or exemption by, any governmental or public body or authority is required in connection with the execution, delivery and performance by FCES or the Sellers of this Agreement or any of the instruments or agreements herein referred to, or the taking of any action herein contemplated; and (ii) no notice to, consent, authorization or approval of, any Person under any agreement, arrangement or commitment of any nature to which FCES or the Sellers are a party or by which the FCES Shares or the Assets are bound or subject to, or from which FCES or the Sellers receive or are entitled to receive a benefit, is required in connection with the execution, delivery and performance by FCES or the Sellers of this Agreement or any of the instruments or agreements herein referred to, or the taking of any action herein contemplated.

(j)

Financial Statements. The financial statements for the twelve (12) months ended June 30, 2007 that have been provided to the Buyer (the “Financial Statements”) fairly and accurately present the results of operations of FCES for the periods covered thereby and the financial condition of FCES as of the dates thereof, and comply with the books and records of FCES.  All items that could reasonably have a material adverse effect on the willingness of a prospective buyer to acquire the FCES Shares have been disclosed in the Financial Statements or in the Schedules to this Agreement.  There are no liabilities, obligations or claims of any nature of or against the Sellers or FCES (whether, to the Sellers’ Knowledge, threatened, accrued, contingent, absolute, unliquidated, asserted or otherwise, whether due or to become due) as of the respective dates of the Financial Statements which were not disclosed or reflected fully on the balance sheets included in the Financial Statements, and there are no such liabilities, obligations or claims of or against the Sellers or FCES, other than those disclosed or reflected in the Financial Statements and other than those incurred in the ordinary course of business since such date.  Since the date of the most recent Financial Statement supplied to the Buyer, the Sellers and FCES have operated in the ordinary course of business, and through the Closing Date, the Sellers and FCES will continue to operate only in the ordinary course of business on the same basis as heretofore.  Since the date of the most recent Financial Statement supplied to the Buyer, there has been no materially adverse change in the financial condition of the Sellers or FCES, and the Sellers know of no such pending change.

(k)

No Undisclosed Liabilities. As of the date of the most recent Financial Statement supplied to the Buyer, there are no liabilities, obligations or claims of any nature of or against FCES (whether, to the Sellers’ Knowledge, threatened, accrued, contingent, absolute, unliquidated, asserted or otherwise, whether due or to become due) which were not disclosed or reflected fully on the said Financial Statement (“Undisclosed Liabilities”).  As of the date hereof, FCES has no liabilities of any nature other than those disclosed in the Financial Statements or which arose since such date in the ordinary course of business consistent with past practice.

(l)

Absence of Certain Changes or Events. Since the date of the most recent Financial Statement provided to the Buyer, FCES has not: (i) suffered any material adverse change in, or the occurrence of any events which, individually or in the aggregate, has or have had, or might reasonably be expected to have, a material adverse effect on the financial condition or results of operations of FCES; (ii) incurred damage to or  destruction of any material Asset or Assets individually or in the aggregate having a replacement cost in excess of Twenty Five Thousand and 00/100 Dollars ($25,000), whether or not covered by insurance; (iii) incurred any obligation or liability (fixed or contingent) not in the ordinary course of business; (iv) made or entered into contracts or commitments to make any capital expenditures in excess of Twenty Five Thousand and 00/100 Dollars ($25,000); (v) mortgaged, pledged or subjected to lien or any other encumbrance any of the Assets; (vi) sold, transferred or leased any material Asset or Assets individually or in the aggregate having a replacement cost in excess of Twenty Five Thousand and 00/100 Dollars ($25,000), or canceled or compromised any debt or material claims, except, in each case, in the ordinary course of business; (vii) sold, assigned, transferred or granted any rights under or with respect to any licenses, agreements, patents, software, inventions, trademarks, trade names, copyrights or formulae or with respect to know-how or any other intangible asset, including, but not limited to, the Intellectual Property Rights; (viii) amended or terminated any contracts, agreements, leases or arrangements which would have a material adverse financial impact on FCES; (ix) waived or released any other rights of material value; (x) declared or paid any dividend on its capital stock, or set apart any money for distribution to or for its shareholders; (xi) redeemed any portion of its capital stock; (xii) entered into, or amended the terms of, any employment or consulting agreement that is not terminable on no more than thirty (30) days’ notice without liability to FCES or the Business; (xiii) incurred any indebtedness for borrowed money or guaranteed any such indebtedness of another entity or individual, or entered into any other arrangement having the economic effect of any of the foregoing; or (xiv) entered into any transactions not in the ordinary course of business.

(m)

Title to Assets; Absence of Liens and Encumbrances.  FCES has good title to, and owns, leases or licenses, as applicable, the Assets, free and clear of all mortgages, claims, liens, charges, encumbrances, security interests, restrictions on use or transfer, or other defects as to title, other than those disclosed in the most recent balance sheets of FCES that were included in the Financial Statements provided to the Buyer.  The leases and other agreements or instruments under which FCES holds, leases, or is entitled to the use of any real or personal property included in the Assets are in full force and effect, and all rentals, royalties or other payments due and payable thereunder prior to the date hereof have been duly paid.  FCES enjoys peaceful and undisturbed possession under all such leases, and the changes in ownership of the capital stock of FCES will not adversely affect such leases, other agreements and instruments.  No notice of violation of any law, ordinance, rule or regulation thereunder has been received by FCES or the Sellers.

(n)

Property.

FCES does not own any real property.  Schedule 5(n) contains a complete and correct list and description of all of FCES’ leases (whether oral or written) with respect to real property (the “Leases”), including a description of all buildings, structures, improvements (collectively, the “Premises”), and all licensing arrangements and leases of personal property relating to the Business (“Personal Property Leases”), to which FCES is a party (either as lessor, lessee, licensor or licensee).  The Sellers have heretofore furnished to the Buyer true and complete copies of all Leases and Personal Property Leases.  All of such Leases, Personal Property Leases and licensing agreements are valid and effective in accordance with their respective terms and, to Sellers’ Knowledge, there are no existing defaults or events of default or events which, with notice or lapse of time or both, would constitute defaults or which would interfere with the enjoyment by FCES or any assignee of the benefits of such instrument or their use and enjoyment of the real or personal property.  No consents are required in order to transfer any of the Leases, Personal Property Leases or licenses to the Buyer, except for the consent of the landlord of the Premises, which consent has been previously delivered to Buyer.

All activities and operations conducted by FCES on the Premises, and all structures, improvements and fixtures of FCES on the Premises, conform to any and all applicable federal, state and local laws, ordinances and regulations, including, without limitation, zoning and building ordinances and health, environmental and safety laws, ordinances and regulations, and the Premises are zoned for the various purposes for which the Premises are currently being used.

There is no condition resulting from the activities of the Business which would adversely affect or impair the use of the Premises for the purposes for which FCES is currently using the same, or which could result in the imposition of liability on the Buyer or FCES.

There are no existing, pending or threatened condemnations or violations of governmental regulations giving rise to pending or threatened governmental or administrative actions that will materially adversely affect or impair the use of the Premises.

(o)

Equipment.  Set forth on Schedule 5(o) is a correct and complete list as of the date of this Agreement of all items of equipment used in the Business having a cost basis in excess of One Thousand and 00/100 Dollars ($1,000.00) (the “Equipment”), indicating for each piece of Equipment whether it is owned or leased. Except as set forth on Schedule 5(o), none of the Equipment has been disposed of since the date of the most recent Financial Statements.

(p)

Insurance. There is now and there will be as of the Closing, in full force and effect with a reputable insurance company, fire and extended insurance coverage with respect to all material tangible Assets in reasonable commercial amounts.  On Schedule 5(p) is set forth a correct and complete list of (i) all currently effective insurance policies and bonds covering the Assets or the Business, and their respective annual premiums (as of the last renewal or purchase of new insurance), and (ii) since the inception of the Business, (A) all accidents, casualties or damage occurring on or to the Assets or relating to the Business which resulted in claims individually in excess of Ten Thousand and 00/100 Dollars ($10,000), and (B) claims for product liability, damages, contribution or indemnification and settlements (including pending settlement negotiations) resulting therefrom which individually are in excess of Ten Thousand and 00/100 Dollars ($10,000).  Except as set forth on Schedule 5(p), as of the date hereof, there are no disputes with underwriters of any such policies or bonds, and all premiums due and payable have been paid.  There are no pending or threatened terminations or premium increases with respect to any of such policies or bonds, and there is no condition or circumstance known to the Sellers applicable to the Business, other than the sale of the FCES Shares pursuant to this Agreement, which may result in such termination or increase.

FCES is in compliance with all material conditions contained in such policies or bonds, except for noncompliance which, individually or in the aggregate, would not have a material adverse effect on the Business, the FCES Shares, or the Assets.

(q)

Agreements, Arrangements, Etc.

(i)

Except as set forth on Schedule 5(q), FCES is not a party to, nor are FCES, the Assets, or the FCES Shares subject to or bound by, any:

(A)

lease agreement (whether as lessor or lessee), where the obligation of FCES exceeds Five Thousand and 00/100 Dollars ($5,000);

(B)

license agreement, assignment or contract (whether as licensor or licensee, assignor or assignee) relating to software (other than “off-the-shelf’ licenses), trademarks, trade names, patents, or copyrights (or applications therefor), unpatented designs or processes, formulae, know-how or technical assistance, or other proprietary rights;

(C)

employment or other contract or agreement with an employee or independent contractor which (1) may not be terminated without liability to FCES upon notice to the employee or independent contractor of not more than thirty (30) days, or (2) provides payments (contingent or otherwise) of more than Fifty Thousand and 00/100 Dollars ($50,000) per year (including all salary, bonuses and commissions);

(D)

agreement, contract or order with any buying agent, supplier or other individual or entity who assists, provides or is otherwise involved in the acquisition, supplying or providing of the Assets or other goods to the Business;

(E)

non-competition, secrecy or confidentiality agreements;

(F)

agreement or other arrangement for the sale of goods or services to any third party (including the government or any other governmental authority);

(G)

agreement with any labor union;

(H)

agreement or contract with any distributor, dealer, leasing company, sales agent or representative, other than contracts or orders for the purchase, sale or license of goods that are made in the usual and ordinary course of business at an aggregate price per contract of not more than Twenty Five Thousand and 00/100 Dollars ($25,000) and for a term of no more than six (6) months, and which agreements, in all cases, can be terminated within thirty (30) days after the Closing Date without payment of any premium or penalty by the Buyer;

(I)

agreement, contract or order with any manufacturer, leasing company, supplier or customer (including those agreements which allow discounts or allowances or extended payment terms), of more than Five Thousand and 00/100 Dollars ($5,000);

(J)

joint venture or partnership agreement with any other person or entity;

(K)

agreement guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities of another;

(L)

agreement with any banks or other Persons, for the borrowing or lending of money or payment or repayment of draws on letters of credit or currency swap or exchange agreements (other than purchase money security interests which may, under the terms of invoices from their suppliers, be granted to suppliers with respect to goods so purchased);

(M)

agreement with any bank, finance company or similar organization which acquires from FCES any receivables or contracts for sales on credit;

(N)

agreement granting any person a lien, security interest or mortgage on any of the Assets, including, without limitation, any factoring or other agreement for the assignment of receivables or inventory;

(O)

agreement for the incurrence of any capital expenditure in excess of Five Thousand and 00/100 Dollars ($5,000);

(P)

advertising, publication or printing agreement;

(Q)

agreement which restricts FCES from doing business anywhere in the world;

(R)

agreement or statute or regulation giving any party the right to renegotiate or require a reduction in prices or the repayment of any amount previously paid; or

(S)

other agreement or contract, not included in or expressly excluded from the terms of the foregoing clauses (A) through (R), which materially affects the Assets, the FCES Shares, or the Business, except contracts or purchase orders for the purchase or sale of goods or services made in the usual and ordinary course of business.

(ii)

Correct and complete copies of all items required to be shown on Schedule 5(q) have been separately delivered to the Buyer prior to the date hereof.

(iii)

Each of the Commitments is valid, in full force and effect and enforceable in accordance with their terms.

(iv)

FCES has fulfilled, or has taken all action reasonably necessary to enable FCES to fulfill when due, all of its obligations under the Commitments, except where the failure to do so would not, individually or in the aggregate, have a material adverse affect on the Business or the Assets or where no such action is yet required.  Furthermore, there has not occurred any default or any event which, with the lapse of time or the election of any Person other than FCES, will become a default under any of the Commitments, except for such defaults, if any, which have not resulted and will not result in any material loss to or liability of FCES. FCES is not in arrears in any material respect with respect to the performance or satisfaction of the terms or conditions to be performed or satisfied by it under any of the Commitments, and no waiver or variance has been granted by any of the parties thereto.

 (r)

Business  Names;  Patents,  Trademarks,  Copyrights,  Etc.  Neither the Sellers nor FCES have sold, assigned, transferred, licensed, sub-licensed or conveyed the Intellectual Property Rights, or any of them, or any interest in the Intellectual Property Rights, or any of them, to any person, and FCES has the entire right, title and interest (free and clear of all security interests, liens and encumbrances of every nature) in and to the Intellectual Property Rights that are used in the conduct of the Business as currently being conducted; neither has the validity of such items been, nor is the validity of such items, nor is the use thereof by FCES, the subject of any pending or threatened opposition, interference, cancellation, nullification, conflict, concurrent use, litigation or other proceeding.  The conduct of the Business as currently operated, and the use of the Assets, does not and will not conflict with, or infringe, legally enforceable rights of third parties.

(s)

Permits, Licenses, Etc. FCES currently has all permits, licenses, registrations, memberships, orders or approvals of all governmental or administrative authorities that are required to permit FCES to carry on the Business as currently conducted.  Sellers agree, that for a period of five (5) years after the Closing, each of them shall maintain such affiliation with FCES as may be necessary for FCES to comply with the requirements of the New Jersey Department of Community Affairs and/or the New Jersey Division of Consumer Affairs with regard to Fire Alarm and Burglar Alarm licenses and permits.

(t)

Compliance with Applicable Laws. The conduct by FCES of the Business does not violate or infringe, and there is no basis for any claims of violation or infringement of, any law, statute, ordinance, regulation or executive order (including, without limitation, the Occupational Safety and Health Act and the Foreign Corrupt Practices Act and the respective regulations thereunder, and similar applicable state laws and regulations) currently in effect, except, in each case, for violations or infringements which do not and will not, individually or in the aggregate, have a material adverse effect on the Assets, the FCES Shares, or the Business. FCES has received no notice of default, and FCES is not in default, under any governmental or administrative registration, membership or license issued to it, under any governmental or administrative order or demand directed to it, or with respect to any order, writ, injunction or decree of any court which, in any case, materially adversely affects the financial condition or results of operations of the Business or the value of the Assets.

(u)

Litigation. There is no claim, action, suit, proceeding, arbitration, investigation, hearing or notice of hearing, pending or threatened, before any court or governmental, administrative or other competent authority or private arbitration tribunal against the Sellers or FCES, or relating to or affecting (directly or indirectly, including by way of indemnification) the Business or the Assets, or the transactions contemplated by this Agreement; nor are any facts known to the Sellers which could reasonably give rise to any such claim, action, suit, proceeding, arbitration, investigation or hearing, which may have any material adverse effect, individually or in the aggregate, upon the Business, the value of the Assets or the transactions contemplated by this Agreement.  Neither the Sellers nor FCES have waived any statute of limitations or other affirmative defense with respect to any of the aforesaid matters. There is no continuing order, injunction or decree of any court, arbitrator or governmental, administrative or other competent authority to which the Sellers or FCES are a party, or to which the Sellers, FCES, the Assets or the Business is subject.  Neither the Sellers nor FCES nor any current officer, director, or employee of FCES has been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or other body from engaging in or continuing any conduct or practice in connection with the Business.

(v)

No Interest in Competitors.  No officer, director or shareholder of FCES or any Affiliate of any of the foregoing, or any Seller, directly or indirectly, owns more than a five percent (5%) interest in, or controls or is an employee, officer or director of or participant in (but only to the extent that such a participation exceeds five percent (5%)), or consultant to, any corporation, partnership, limited partnership, joint venture, association or other entity which is a competitor or current supplier or customer of the Business or has any type of business or professional relationship with the Business.

(w)

Customers, Suppliers, Distributors and Agents. Sellers have not received any actual notice at any time prior to the Closing Date that any customer, client, distributor, supplier or any other person or entity with material business dealings with FCES, intends to or will cease to continue such relationship, or intends to or will substantially reduce the extent of such relationship, except as set forth on Schedule 5(w).

(x)

Books and Records. The books of account and other financial and corporate records of FCES are in all material respects complete, correct and up to date, with all necessary signatures, and are in all material respects accurately reflected in the Financial Statements.

(y)

Employee Benefit Plans. Except as described in Schedule 5(y), FCES does not have any hospitalization, health insurance, pension, retirement, profit sharing, stock option or similar plans (the “Employee Benefits Plans”).  For each such employee pension plan, multi-employer plan or welfare plan, as those terms are defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and for each Employee Benefit Plan with respect to which FCES is a “party in interest” as defined in Section 3 of ERISA, or a “disqualified person” as defined in Section 4975 of the Code, the Sellers have delivered to the Buyer complete and accurate copies of (i) all Employee Benefit Plans and all amendments thereto; (ii) the trust instrument or insurance contract, if any, forming a part of the plans, and all amendments thereto; (iii) the most recent and preceding year’s

Internal Revenue Service Form 5500 and all schedules thereto; (iv) the most recent Internal Revenue Service determination letter, or if no letter has been issued, any pending application to the Internal Revenue Service for a determination letter regarding qualified status; (v) any bond required by Section 412 of ERISA; and (vi) the summary plan description.  FCES has complied in all material respects with all of the rules and regulations governing each of the Employee Benefit Plans maintained for the benefit of its employees, including, without limitation, rules and regulations promulgated pursuant to ERISA and the Internal Revenue Code, by the Department of Treasury, Department of Labor, and the Pension Benefit Plans Guaranty Corporation, and each of the Employee Benefit Plans now operated by FCES has, since its inception, been operated in accordance with its provisions and is in compliance with such rules and regulations.  Neither FCES nor any Employee Benefit Plans maintained by FCES or any fiduciaries thereof have engaged in any prohibited transaction, as that term is defined in Section 406 of ERISA or Section 4975 of the Code, nor have any of them committed any breach of fiduciary responsibility with respect to any of the Employee Benefit Plans.

(z)

Powers of Attorney.  No person has any power of attorney to act on behalf of FCES or the Sellers in connection with any of FCES’ properties or business affairs, other than such powers to so act as normally pertain to the officers of FCES.

(aa)

Intentionally Deleted.

(bb)

Labor Disputes, Unfair Labor Practices. FCES has not engaged in any unfair labor practice which would have a material adverse effect on the Assets or the Business.  There is no pending or threatened (i) unfair labor practice complaint, charge, labor dispute, strike, slowdown, walkout or work stoppage before the National Labor Relations Board or any other authority, or (ii) grievance or arbitration proceeding arising out of or under a collective bargaining agreement involving employees of the Business.  There have been no strikes, labor disputes, slow-downs, walkouts, or work stoppages involving employees of the Business.  FCES has not received any notice from any of its employees of such employee’s intent to terminate his or her employment or to bring any action for any reason related to the transactions contemplated by this Agreement or for any other reason.

(cc)

Past Due Obligations.  No past due obligations over Five Thousand and 00/100 Dollars ($5,000) have given rise or shall give rise, within five (5) days after the Closing Date, to any additional liability to the Buyer on account of their being past due.

(dd)

Environmental Matters. Except as set forth on Schedule 5(dd), (i) FCES is in compliance with all environmental laws, regulations, permits and orders applicable to it, and with all laws, regulations, permits and orders governing or relating to asbestos removal and abatement; (ii) FCES has not transported, stored, treated or disposed, or arranged for any third parties to transport, store, treat or dispose, of any Hazardous Substances to or at any location other than a site lawfully permitted to receive such Hazardous Substances for such purposes, or performed or arranged for any method or procedure for such transportation, storage, treatment or disposal in contravention of any laws or regulations, nor has FCES disposed of, or arranged for any third parties to dispose of, Hazardous Substances upon property owned or leased by it in contravention of any applicable laws or regulations; (iii) there has not occurred, nor is there presently occurring, a release of any Hazardous Substance by FCES on, into or beneath the surface of any parcel of real property in which FCES has an ownership interest or any leasehold interest in contravention of any applicable laws or regulations; (iv) FCES has not transported or disposed of, or allowed or arranged for any third parties to transport or dispose of, any Hazardous Substance to or at a site which, pursuant to the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), has been placed on the National Priorities List or its New Jersey equivalent; (v) FCES has not received notice and has no actual knowledge of any facts which could give rise to substantive notice, that FCES is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or notice of any other Environmental Claim; (vi) FCES has not undertaken (or been requested to undertake) any response or remedial actions or cleanup actions of any kind at the request of any federal, state or local governmental entity, or at the request of any other Person or entity; and (vii) there are no laws, regulations, ordinances, licenses, permits or orders relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the Assets.

(ee)

Tax and Other Returns and Reports.

(i)

FCES has timely filed or will file all Tax Returns and information returns required to be filed and has paid all Taxes due and payable in connection with the Business for all periods ending on or before the date hereof. Adequate provision has been made in the books and records of FCES and in the Financial Statements for all Taxes, whether or not due and payable and whether or not disputed.  Schedule 5(ee) lists the date or dates through which any governmental entity has examined any Tax Return of FCES. All required Tax Returns or extensions, including amendments to date, have been prepared in good faith without willful misrepresentation and are complete and accurate in all material respects. Except as set forth in Schedule 5(ee), no governmental entity has examined or is in the process of examining any Tax Returns or extensions of FCES.  Except as set forth on Schedule 5(ee), no governmental entity has proposed (tentatively or definitively), asserted or assessed or threatened to propose or assert, any deficiency, assessment, lien, or other claim for Taxes, and there is no basis for any such delinquency, assessment, lien or claim.  There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any Taxes or deficiency against FCES or with respect to any Tax Return filed or to be filed by FCES.

(ii)

Certain Tax Definitions. For purposes of this Agreement, the term “Taxes” means all taxes, including, without limitation, all Federal, state, local, foreign and other income, franchise, sales, use, property, payroll, withholding, environmental, alternative, or add-on minimum and other taxes, assessments, charges, duties, fees, levies or other governmental charges in the nature of a tax, and all estimated taxes, deficiency assessments, additions to tax, penalties, and interest, and any contractual or other obligation to indemnify or reimburse any person with respect to any such assessment.  For purposes of this Agreement, the term “Tax Return” shall mean any report, statement, return, declaration of estimated tax or other information required to be supplied by or on behalf of FCES to a taxing authority in connection with any Taxes, or with respect to grants of tax exemption, including any consolidated, combined, unitary, joint or other return filed by any Person that properly includes the income, deductions or other tax information concerning FCES.

(ff)

Inventory.  FCES’ entire inventory consists of items of a quality that is usable, marketable or saleable in the normal course of the Business.  FCES’ inventory has been stated at the lower of cost or market value in each of the Financial Statements.

(gg)    Purchase and Sale Obligations.  All purchases, sales and orders and all other commitments for purchases, sales and orders made by or on behalf of FCES have been made in the usual and ordinary course of its business in accordance with normal practices.  On the Closing Date, FCES shall deliver to the Buyer Schedule 5(gg), which shall include all uncompleted contracts and other commitments with respect to any of FCES’ obligations as of a date not earlier than ten (10) days prior to the Closing Date.

(hh)

Other Information.  None of the representations and warranties contained in this Agreement (including the Schedules hereto) or any ancillary document or any certificate or instrument delivered or to be delivered by or on behalf of FCES or the Sellers in connection with the transactions contemplated hereby, does or will contain any untrue statement of a material fact or omit a material fact that is necessary to make the information contained herein or therein not misleading.

(ii)    Accounts Receivable.  All accounts receivable of FCES arose from bona fide transactions made in the ordinary course of business and represent services rendered in the ordinary course of business.  All such accounts receivable are fairly presented in the Financial Statements and are the result of arms-length transactions with third parties.

(jj)   Brokers and Finders.  Neither the Sellers nor FCES, or any of their officers, directors, members or employees, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement. The Sellers agree to indemnify and hold the Buyer harmless from any liability, loss, cost, claim and/or demand that any broker or finder may have in connection with this transaction as a result of actions taken by FCES or the Sellers.

(kk)

Personnel.  Schedule 5(kk) sets forth a true and complete list of FCES’ employees, which list shall contain the following information with respect to each such employee: (i) whether such employee is union or non-union; and (ii) the position, age, current base rate, total 2005 and 2006 compensation, time of service, and geographical work location.

(ll)  Insider Interests.  Except for the Lease of the Premises between FCES and Opie Brinson, neither the Sellers nor any officer or director of FCES are presently a party to any transaction with FCES, including, without limitation, any contract, agreement or arrangement (i) providing for the furnishing of services; (ii) providing for the rental of real or personal property; or (iii) otherwise requiring payments to any such person, trust, corporation or entity in which such person has any interest, including in any property, real or personal, tangible, including, without limitation, inventions, patents, trademarks or trade names, used in or pertaining to the Business.

(mm)    Bank Accounts.  Schedule 5 (mm) sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which FCES maintains safe deposit boxes, lock boxes or accounts of any nature.

 (nn)

Documents Relating to Business. The Sellers have furnished or made available to the Buyer every material agreement, instrument, letter, pleading, consent, waiver, notice, note and document of whatever nature relating to the Business, and there is no other document or instrument of any kind that FCES has failed to furnish that would or might affect the truth, accuracy or completeness of the representations and warranties contained herein. No representation or warranty by the Sellers in this Agreement or any Exhibit, Schedule or related agreement contains any untrue statement of a material fact, nor omits to state a material fact necessary to make the statements contained therein not misleading.

6.

Representations and Warranties of the Buyer.

As an inducement for the Sellers to enter into this Agreement and perform their obligations hereunder, the Buyer hereby represents and warrants to the Sellers as set forth below.  Each of such representations and warranties are correct and complete as of the date hereof and shall be correct and complete as of the Closing Date, with the same effect as if said representations and warranties had been made at and as of the Closing Date:

(a)

Organization, Standing and Authority.  Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is authorized to do business in the State of New Jersey.  Buyer has full corporate power and authority to conduct its  businesses as presently conducted, and to enter into and perform this Agreement, and to carry out the transactions contemplated by this Agreement.

(b)

SEC Filings.  The Report on Form 10-QSB filed by Somerset with respect to the period ended June 30, 2007 is true and accurate, and complied in all respects with the applicable Rules of the SEC.

(c)  Capitalization of Somerset.   There are 300,000,000 authorized shares of Somerset’s capital stock, consisting of 200,000,000 shares of common stock, $0.001 par value per share, and 100,000,000 shares of preferred stock (collectively, the “Somerset Shares”).  As of the date of this Agreement, there are 20,858,655 issued and outstanding shares of Somerset common stock and no issued and outstanding shares of Somerset preferred stock.  Except as set forth in Schedule 6(c), no Somerset Shares have been reserved for issuance to any Person, and there are no outstanding rights, warrants, options or agreements for the purchase of Somerset Shares.  The Somerset Shares have been issued in compliance with all applicable laws.

(d)

Financial Statements.  The financial statements of Somerset  contained in the most recent filings with the SEC (the “Somerset Financial Statements”) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto).  Such financial statements fairly present the financial position of Somerset as at the dates thereof and the results of its operations and its cash flows for the periods then ended.

(e)  No Adverse Changes.  To the best knowledge of the Buyer, except as disclosed in the Somerset Financial Statements, there has been no material adverse change in the financial condition, operations or business of the Buyer since June 30, 2007.

(f)

Compliance With Applicable Laws.   To the best knowledge of the Buyer,  the business of the Buyer has not been, and is not being, conducted in violation of any applicable law.  To the best knowledge of the Buyer, no investigation or review by any governmental entity with respect to the Buyer is pending or threatened, nor has any governmental entity indicated an intention to conduct the same.

(g)

No Undisclosed Liabilities.  Except as may be set forth in its Quarterly Report on Form 10-QSB for the period ended June 30, 2007, there are no liabilities or debts of Somerset of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt.

(h)

Conflicts.  Neither the execution and delivery of this Agreement, nor the performance of the Buyer in consummating the transactions contemplated by this Agreement will conflict with or result in a violation or breach of, or default under, any terms or provisions of the corporate charter or bylaws of the Buyer or of any terms or provisions of any agreement or instrument to which the Buyer is a party or by which it is bound.

(i)

Brokers and Finders.  Neither the Buyer, nor any of its officers, directors, or employees, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement.  The Buyer agrees to indemnify and hold the Sellers harmless from any liability, loss, cost, claim, and/or demand that any broker or finder may have in connection with this transaction as a result of actions taken by the Buyer.

(j)

Governmental and Other Consents.  No notice to, consent, authorization or approval of, or exemption by, any governmental or public body or authority is required in connection with the execution, delivery and performance by the Buyer of this Agreement or any of the instruments or agreements herein referred to, or the taking of any action herein contemplated; and (ii) no notice to, consent, authorization or approval of, any Person under any agreement, arrangement or commitment of any nature to which the Buyer is a party or subject, is required in connection with the execution, delivery and performance by the Buyer of this Agreement or any of the instruments or agreements herein referred to, or the taking of any action herein contemplated.

7.

Conditions Precedent to the Buyer’s Obligation to Close.   All obligations of the Buyer to close under this Agreement are subject to the fulfillment of each of the following conditions prior to or at the Closing:

(a)

The representations and warranties made by the Sellers contained herein shall be true and correct at and as of the time of the Closing, with the same effect as though such representations and warranties were made at and as of such time, except in respects not materially adverse to FCES.  As used herein, the phrase “in respects not materially adverse to FCES” shall mean in respects not materially adverse to the overall financial condition, business or prospects of the Business.

(b)

The Sellers and FCES, on or before the Closing Date, shall have performed and complied with all terms, covenants and conditions required by this Agreement to be performed or complied with at or before the Closing Date.

(c)

No order, ruling or regulation (general or specific) of any governmental authority shall have been issued or promulgated, and no judicial or administrative action shall have been taken and shall have not been rescinded, canceled or reversed, which action has the purpose or would have the effect of prohibiting the transactions herein contemplated or the effect of interfering with or materially affecting the right or ability of any party to this Agreement to consummate any of the transactions contemplated hereby.

(d)

The Sellers shall have delivered to the Buyer a certificate, dated as of the Closing Date and signed by the Sellers, certifying (i) as to the fulfillment of the conditions set forth in subsections (a), (b) and (c) of this Section 7, and (ii) that the Sellers are not aware of any material omissions or facts that would materially alter any of the Financial Statements, nor are the Sellers aware of any facts or factors that are reasonably likely to occur, or if known to other parties, that could have a material adverse effect on the financial condition, business, operations, assets, liabilities, management or prospects of the Business.

(e)

All consents, approvals and waivers of third parties required by this Agreement, and all required consents, permits and approvals of all regulatory agencies or other authorities having jurisdiction over the transactions contemplated by this Agreement shall have been procured and delivered to the Buyer, and all other requirements prescribed by law shall have been satisfied.

(f)

No suit, action or other proceeding shall be pending or directly threatened by any federal or state governmental agency having jurisdiction or authority over either the Sellers, FCES or the Buyer in which it is sought to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

(g)

All intercompany or affiliate loans shall have been eliminated.

(h)

There shall not have been commenced, threatened or received any proceeding, or notice thereof, which results or could result in the citation of the Sellers or the Business for violation of zoning ordinances in connection with the use of the principal office of the Business or requiring the cessation of such use.

(i)

There shall have been no material adverse changes in the financial condition, Business, operations, Assets, liabilities or management of FCES.

(j)

The Sellers shall have delivered all consents, approvals and waivers required under any contracts, licenses, leases (including the Leases) or other agreements that are material to the Business or shall have executed and delivered assignments of all such instruments.  Such approvals shall include, but not be limited to, approval of the transfer and/or assignment relating to:   (1) the Notifier Engineered Systems Distributor Agreement dated August 21, 2003 by and between FCES and Honeywell International, Inc., and (2) the Gamewell-FCI Engineered Systems Distributor Agreement dated July 26, 2004 by and between FCES and Honeywell International, Inc.  In connection therewith, the Buyer acknowledges and agrees that, in order to obtain the approval of Notifier, the Buyer shall be required to contact Notifier directly, that Notifier must approve the Buyer, and that the Buyer shall be required to execute a new Distributor Agreement with Notifier containing the same or similar terms, provisions and conditions as contained in the above-referenced agreement.

 (k)

 The Sellers shall have delivered to the Buyer the certificates representing the FCES Shares, duly executed for transfer or accompanied by duly executed stock powers.

(l)  Mr. Vincent A. Bianco shall have entered into the Confidentiality and Non-Competition Agreement annexed hereto as “Exhibit E”.

(m)

 Mr. Opie F. Brinson shall have entered into the Consulting, Confidentiality Non-Competition and Sales Representative Agreement annexed hereto as “Exhibit F”.

8.

Conditions Precedent to the Sellers’ Obligation to Close.   All obligations of the Sellers to close under this Agreement are subject to the fulfillment of each of the following conditions prior to or at the Closing:

(a)

The representations and warranties made by the Buyer contained herein shall be true and correct at and as of the time of the Closing, with the same effect as though such representations and warranties were made at and as of such time, except in respects not materially adverse to the Buyer. As used herein, the phrase “in respects not materially adverse to the Buyer” shall mean in respects not materially adverse to the overall financial condition or business of the Buyer.

(b)

The Buyer, on or before the Closing Date, shall have performed and complied with all terms, covenants and conditions required by this Agreement to be performed or complied with at or before the Closing Date.

(c)

No order, ruling or regulation (general or specific) of any governmental authority shall have been issued or promulgated, and no judicial or administrative action shall have been taken and shall have not been rescinded, canceled or reversed, which action has the purpose or would have the effect of prohibiting the transactions herein contemplated or the effect of interfering with or materially affecting the right or ability of any party to this Agreement to consummate any of the transactions contemplated hereby.

(d)  The Buyer shall have delivered to the Sellers a certificate, dated as of the Closing Date and signed by the appropriate officers of the Buyer, certifying (i) as to the fulfillment of the conditions set forth in subsections (a) (b) and (c) of this Section 8, and (ii) that the Buyer is not aware of any material omissions or facts that would materially alter any of the Somerset Financial Statements, nor is the Buyer aware of any facts or factors that are reasonably likely to occur, or if known to other parties, that could have a material adverse effect on the financial condition, business, operations, assets, liabilities, management or prospects of the Buyer .

(e)

All consents, approvals and waivers required by this Agreement, and all required consents and approvals of all regulatory agencies or other authorities having jurisdiction over the transactions contemplated by this Agreement, shall have been procured and delivered to the Sellers, and all other requirements prescribed by law shall have been satisfied.

(f)

No suit, action or other proceeding shall be pending or directly threatened by any federal or state governmental agency having jurisdiction or authority over either the Sellers, FCES, or the Buyer in which it is sought to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

(g)

There shall have been no material adverse changes in the financial condition, business, operations, assets, liabilities or management of the Buyer.

(h)

The Buyer shall have executed and delivered to the Sellers the original of the Convertible Notes.

(i)

The Buyer shall have executed and delivered to the Sellers the original of the NCA Notes.

(j)

The Buyer shall have paid the balance of the Purchase Price to the Sellers as required by, and in accordance with, Section 4(a) of this Agreement.

(k)

The Buyer shall have delivered to the Sellers the original certificates representing the Somerset common stock to be transferred to the Sellers pursuant to Section 4(a)(iii) of this Agreement.

(l)

The Buyer shall have executed and delivered to the Sellers a copy of the Lease Agreement for the Premises.

(m)

The Buyer shall have executed and delivered to the Sellers a copy of a corporate resolution authorizing and approving the consummation of the transactions contemplated by this Agreement and the execution of all documents in connection therewith.

(n)

The Buyer shall have entered into the Consulting Agreement with Mr. Opie F. Brinson annexed hereto as “Exhibit G”.

9.

Access.

(a)

Prior to the Closing, the Sellers and/or FCES will give to the Buyer and Buyer’s counsel, accountant or other representatives full access (during normal business hours) to all properties, documents, contracts, books, records and other data of the Business; provided, however, that all information received by the Buyer, Buyer’s counsel, accountants or other representatives shall be held wholly confidential by each of them and that in taking advantage of such access, none of them shall interfere with the operation of the Business, and, provided further, that if the transactions contemplated hereby shall not be consummated, all data of every kind and nature and all copies of all documents taken by any of said persons shall, upon request, be returned to the Sellers and not otherwise utilized by the Buyer or the Buyer’s counsel, accountants, or other representatives.

(b)

From and after the Closing Date, the Sellers will give to the Buyer, Buyer’s counsel, accountants or other representatives full access (during normal business hours) to all books and records of the Sellers relating to the Business with respect to the period ending on the Closing Date.

10.

Affirmative Covenants of the Sellers.  Except as otherwise consented to by the Buyer, each Seller covenants, jointly and severally, that, throughout the period commencing on the date hereof and ending on the Closing Date, FCES will:

(a)

Conduct of Business. Conduct the Business only in the ordinary course, consistent with prior practice;

(b)

Maintenance of Property.  Maintain and keep the material properties, machinery and equipment of the Business in as good repair and condition in all material respects as at present, except for depreciation due to ordinary wear and tear;

(c)

Insurance.  Maintain in full force and effect insurance at least as great as the amounts and comparable in scope of coverage to that now maintained by the Business as described on Schedule 5(p) hereto;

(d)

Performance of Obligations.  Consistent with past business practices, perform all material obligations under material contracts, leases and documents relating to or affecting the material assets, properties and business of the Business;

(e)

Maintenance and Preservation of Business. Consistent with past practices, use its best efforts to (i) maintain and preserve the Business and the present business organization of FCES, (ii) keep available the services of the present employees of FCES, and (iii) preserve the current business relationships of FCES with customers, clients, suppliers, distributors and other having business dealings with it;

(f)

Risk of Loss.  Bear the risk of loss or damage to the tangible assets being purchased hereunder on and prior to the Closing Date where such risk of loss is not the legal obligation of another, and maintain all properties necessary for the conduct of the Business, whether owned or leased;

(g)

Maintenance of Books and Records.  Maintain the books, records and accounts of FCES in the usual, regular and ordinary manner, on the basis consistent with prior periods;

(h)

Compliance with Laws.  Comply with and perform all material obligations and duties imposed upon it by all federal and state laws and all rules, regulations and orders imposed upon it by federal or state governmental authorities;

(i)

Notice of Certain Events.  By written notice to the Buyer, notify the Buyer of the commencement of any litigation against FCES or the Business involving an amount exceeding Five Thousand and 00/100 Dollars ($5,000 in each instance, or of the existence of any adverse business conditions threatening the continued, normal business operations of the Business;

(j)

Satisfaction of Conditions.  Use commercially reasonable efforts to assure, as soon as is reasonably practicable, the satisfaction of the conditions to the effectiveness of the transactions contemplated in this Agreement, and grant to the Buyer reasonable access to the Business and the Premises to permit familiarization therewith; and

(k)

Good Standing.  Maintain FCES’s existence as a corporation validly existing and in good standing under the laws of the State of New Jersey.

11.

Negative Covenants of the Sellers.  Each Seller covenants, jointly and severally, that, throughout the period commencing on the date hereof and ending on the Closing Date, unless the Buyer shall have otherwise consented in writing, FCES will not:

(a)

Material Commitments.  Enter into or institute any material Commitment or any material employment contract or other agreement that is not in the normal course of the Business or, except as required by applicable law or regulation, renew, amend or modify any such contract or agreement now in existence; and

(b)

Inconsistent Agreements. Enter into any agreement, understanding or commitment, written or oral, with any other Person which is, in any material respect, inconsistent with the obligations of FCES or the Sellers arising under this Agreement;

(c)

Character of Business. (i) Amend the Articles of Incorporation or By-Laws of FCES; (ii) merge with or into, consolidate, amalgamate or otherwise combine with, any other entity; or (iii) change the character of the Business;

(d)

No Additional Liens. (i) Encumber, mortgage, or voluntarily subject to lien any of the FCES Shares or existing Assets; (ii) transfer, sell, lease, license or otherwise dispose of any of, or any part of, the Assets (other than in the ordinary course of business); (iii) convey, transfer or acquire any material Asset or property to, for or on behalf of FCES (other than in the ordinary course of business); (iv) enter into any arrangement, agreement or undertaking, with respect to any of the employees relating to the payment of bonus, severance, profit-sharing or special compensation or any increase in the compensation payable or to become payable to any employee, including, without limitation, incur any indebtedness for borrowed money, or enter into any other arrangement having the economic effect of any of the foregoing;

(e)

No Dividends. Make any distributions or dividends of cash, Assets or securities, or make or agree to make any sales of its securities, including the issuance of any additional capital stock or rights or options or contracts to acquire, or instruments convertible into, capital stock;

(f)

No Change to Material Obligations.  Modify, change or terminate any of its material obligations other than in the ordinary course of business, or grant any power of attorney with respect to the Business, FCES Shares or the Assets to any party except the Buyer; and

(g)

Employees.  Grant any increase in salary payable or to become payable by it to any employee, or increase any benefits payable to any employee under any bonus or pension plan or other contract or commitment, in each case, other than for historical annual increases in salary granted in the ordinary course of business.

12.

Affirmative Covenants of the Buyer.  Except as otherwise consented to by the Sellers, the Buyer covenants that, throughout the period commencing on the date hereof and ending on the Closing Date, the Buyer will:

(a)

Good Standing.  Maintain its existence as a corporation validly existing and in good standing under the laws of the State of Delaware and authorized to do business in the State of New Jersey;

(b)

Satisfaction of Conditions.  Use its best efforts to assure, as soon as is reasonably practicable, the satisfaction of the conditions to the effectiveness of the transactions contemplated in this Agreement;

 (c)

Compliance with Laws.  Comply with and perform all material obligations and duties imposed upon it by all federal and state laws and all rules, regulations and orders imposed upon it by federal or state governmental authorities;

(d)

Notice of Certain Events.  By written notice to the Sellers, notify the Sellers of the commencement of any litigation against the Buyer involving an amount exceeding Five Thousand and 00/100 Dollars ($5,000) in each instance, or of the existence of any adverse business conditions threatening the continued, normal business operations of the Buyer; and

(e)

Registration Statement.  Not later than one hundred eighty (180) days after the Closing Date, Somerset shall prepare and file with the SEC a registration statement with respect to the maximum number of shares of Somerset common stock as to which the Sellers would then be entitled to receive upon conversion of all of the outstanding principal then due under the Convertible Note, plus the Somerset Shares being issued to Seller pursuant to Section 4(a)(iii) of this Agreement.  Upon the filing of such registration statement, Somerset shall use its best efforts to cause same to become effective.

13.

Termination.

(a)

Grounds for Termination.  Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

(i)

by mutual written consent of the Sellers and the Buyer; or

(ii)

by a non-breaching party hereto, if another party shall have materially misstated any representation or been in material breach of any warranty, covenant, undertaking or restriction contained herein, and such misrepresentation or breach has not been cured within twenty (20) days after written notice from the non-breaching party; or

(iii) if a condition to Closing applicable to it hereunder has not been satisfied by the Closing Date (or such earlier date as specified herein) and has not been waived in writing by such party.

(b)

Consequences of Termination. In the event of the termination hereof pursuant to the provisions of this Section, this Agreement shall become void and have no effect, and no party hereto shall have any liability or further obligation to any other party to this Agreement, except as provided in Sections 15 and 16 (which shall survive the termination of this Agreement), and except for such legal and equitable rights and remedies which any party may have by reason of any breach or violation of this Agreement by any other party.

14.

Further Assurances.  At any time and from time to time after the Closing, at the request of any party and without further consideration, the other party will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as the requesting party may reasonably deem necessary or desirable in order to more effectively sell, transfer, convey and assign the properties transferred hereunder and to effectuate the terms hereof.

15.

Expenses.  The Buyer and the Sellers will each pay their respective counsel, accountants and other expenses incurred in connection with the negotiation and consummation of the transactions contemplated herein.

16.

Nondisclosure of Confidential Information.  The Buyer, FCES, and the Sellers each agree that, if for any reason whatsoever the transactions contemplated by this Agreement shall not be consummated, all information disclosed to the other parties pursuant to Section 9 or otherwise shall remain confidential, and each party shall not use or furnish or divulge the same to any other Person.

17.

Survival of Representations and Warranties.

(a)

All representations, covenants and warranties made by the parties under this Agreement in connection with the transactions contemplated hereby or in any Exhibit, Schedule, certificate, list or other instrument delivered pursuant hereto shall survive the Closing Date for a period of three (3) months.

(b)

Notwithstanding any rights of each of the parties to fully investigate the respective affairs of the others relating to all material obligations and representations contained herein, and notwithstanding any knowledge of facts determined or determinable by the parties pursuant to such investigation, or right of investigation, the parties shall nevertheless have the right, for the time period set forth in subsection (a) above, to rely fully upon the representations, warranties, covenants and agreements contained in this Agreement and/or in any document delivered or to be delivered pursuant to this Agreement by any party, or by any party’s authorized representative, in connection with the transactions contemplated by this Agreement. Each warranty, representation, agreement and covenant contained herein is independent of all warranties, representations, agreements and covenants contained herein or in any Exhibit, Schedule, certificate, list or other instrument or documents (whether or not covering identical or related subject matter) and must be independently and separately complied with and satisfied.

18.

Indemnification.

(a)

Each Seller, jointly and severally, hereby indemnifies the Buyer and agrees to hold the Buyer harmless from and against any and all damages, losses, costs and expenses (including reasonable counsel fees and expenses in connection with the contest of any claim) (“Damages”) that are paid or incurred by the Buyer and arising out of (i) any and all misrepresentations or breaches of covenant or warranty made by the Sellers or FCES under this Agreement in connection with the transactions contemplated herein or in any Exhibit, Schedule, certificate, list or other instrument delivered pursuant hereto, or (ii) any claim against Buyer or FCES arising out of or relating to the Undisclosed Liabilities.

(b)

The Buyer hereby indemnifies the Sellers and their respective heirs, successors and assigns, and agrees to hold the Sellers and their respective heirs, successors and assigns harmless from and against any and all Damages that are paid or incurred by the Sellers and arising out of (i) any and all misrepresentations or breach of covenant or warranty made by the Buyer under this Agreement in connection with the transactions contemplated herein or in any Exhibit, Schedule, certificate, list or other instrument delivered pursuant hereto, or (ii) any claim against the Sellers arising out of or relating to the Assumed Liabilities.

(c)

Promptly after receipt by an indemnified party of notice of the commencement of any action which would give rise to Damages, such indemnified party shall give written notice thereof to the indemnifying party. Upon receipt of such notice, the indemnifying party shall have the option of either assuming the defense of such action (and the cost thereof) with counsel reasonably satisfactory to both the indemnified and the indemnifying parties or participating in the defense of such action at the sole expense, however, of the indemnifying party.  In the event of the indemnifying party’s assumption of the defense of such action, counsel selected by the indemnified party may, at the election of the indemnified party, participate in any such defense, at the sole expense, however, of the indemnified party.  No settlement or compromise to be paid by the indemnifying party shall be entered into without the written consent of the indemnified party, which consent shall not be unreasonably conditioned, delayed or withheld.

(d)

The indemnity that is provided in this Section 18 shall be limited in time, in that no party may assert a claim in respect of such indemnity at any time after the one (1) year anniversary of the Closing Date.

(e)

Notwithstanding anything herein to the contrary, no party shall assert a claim for indemnity pursuant to this Section 18 unless the aggregate of all of such claims by such indemnified party against such indemnifying party shall exceed Twenty Five Thousand and 00/100 Dollars ($25,000), in which event the indemnifying party’s obligation shall apply to all such indemnified losses.  Notwithstanding anything herein to the contrary, the aggregate liability of the indemnifying party(ies) hereunder shall in all events be limited to One Million and 00/100 ($1,000,000) Dollars.

19.

Notices.  All notices and communications pursuant to this Agreement shall be in writing and delivered as follows (or to such other address as any party may furnish to the other party in writing in accordance with the terms of this Section 19):

If to the Buyer:

Somerset International Group, Inc.

90 Washington Valley Road

Bedminster, NJ 07921

Attn:

John X. Adiletta, President

with a copy to:

Picinich & McClure, Esqs.

139 Harristown Road

Suite 101

Glen Rock, New Jersey 07542

Attn:  William R. McClure, Esq.

If to the Sellers:

Mr. Vincent A. Bianco

665 Stanton Hall Drive NW

Calabash, North Carolina 28467

and

Mr. Opie F. Brinson

29 Wimpole Way

Green Brook, New Jersey 08812

with a copy to:

DiFrancesco, Bateman, Coley, Yospin, Kunzman, Davis & Lehrer, P.C.

15 Mountain Boulevard

Warren, New Jersey 07059

Attn:  Richard R. Ahsler, Esq.

Any notices and communications pursuant to this Agreement shall be sent by hand, by registered or certified first-class mail, postage prepaid, or by such other form of delivery as shall provide the sender with documentary evidence of delivery, and shall be deemed to be delivered when sent.

20.

Miscellaneous.

(a)

Severability.  If any term or provision of this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law, unless to do so would clearly violate the present legal and valid intention of the parties hereto.

(b)

Assignment.  Neither the Buyer, nor the Sellers may assign this Agreement or any rights hereunder prior to the Closing without the prior written consent of the other parties; provided, however, that the Buyer, upon written notice to the Sellers, may assign this Agreement or any of its rights hereunder to any Affiliate thereof, and further provided that upon any such assignment by the Buyer (and such Affiliate’s acceptance of the assignment), the representations and warranties of Buyer hereunder shall then be deemed to have been made by such Affiliate, and the Buyer shall then be deemed to be the unconditional guarantor of such representations, warranties and obligations of such Affiliate hereunder.  Such assignment shall not impact the liquidity contemplated in Section 4(a)(iii) or otherwise affect Somerset’s obligation to issue shares of common stock of Somerset to the Sellers hereunder.  After the Closing, the applicable terms, provisions, covenants and conditions of this Agreement shall bind and benefit the parties hereto and their respective heirs, successors, personal representatives and assigns.

(c)

Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be an original instrument, but such counterparts, together, shall constitute a single agreement.

(d)

No Waiver.  No waiver of any breach or default under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed to be a waiver of any contemporaneous or subsequent breach or default of the same or similar nature.  Any party hereto may, at or before the Closing, waive any conditions to its obligations hereunder which are not fulfilled.

(e)

Entire Agreement; Amendments.  This Agreement, including the Exhibits and Schedules referred to herein which are a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein, and may be amended only by a written instrument executed by the Sellers and the Buyer or their respective successors or assigns. There are no agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein.

 (f)

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to the choice of law doctrine of such state.

(g)

Headings.  Headings in this Agreement are inserted for convenience only and do not form part of the Agreement.

(h)

Public Announcements.  Except for notices required by, or filed with, the SEC, no party shall issue a press release, make publicly available any document, or make any public announcement concerning this Agreement, the terms hereof or the transactions contemplated hereby without obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.

(i)

Arbitration.  Except for disputes concerning Purchase Price adjustments, in the event that there shall be a dispute among the parties arising out of or relating to this Agreement, including, without limitation, the indemnities provided in Article 18, or the breach thereof, the parties agree that such dispute shall be resolved by final and binding arbitration before one arbitrator if such dispute involves an amount of less than One Hundred Thousand and 00/100 Dollars ($100,000), and if such dispute involves an amount equal to or in excess of One Hundred Thousand and 00/100 Dollars ($100,000) then before a panel of three arbitrators, in either case, in Somerset County, New Jersey, administered by the American Arbitration Association (“AAA”), in accordance with AAA’s commercial rules of practice then in effect or such other procedures as the parties may agree to prior to the Closing.  Any award that is issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought.  The arbitrator shall have the authority, in his or her discretion, to award to the prevailing party the fees and expenses of such arbitration (including reasonable attorneys’ fees) or any action to enforce an arbitration award.

(j)

Singular and Plural.  The singular and plural form shall be interchangeable herein, except where specific contextual reference is otherwise required.

(Remainder of the page left intentionally blank.  Signature page to follow)

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement on November ______, 2007, to be effective as of the date first set forth above.

ATTEST:

Somerset International Group, Inc.

Name:		By:	/s/ John X. Adiletta
Title:	Secretary	Name:	John X. Adiletta
		Title:	President

	Vincent A. Bianco		Opie F. Brinson